Pacholder High Yield Fund, Inc.

JPMorgan Institutional Trust

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints George C.W. Gatch, Robert L. Young, Patricia A. Maleski, Frank J. Nasta, Jessica K. Ditullio, Elizabeth A. Davin, John T. Fitzgerald, Pamela L. Woodley, Michael J. Tansley, Stephen M. Ungerman, Laura S. Melman, Joseph Bertini, Thomas J. Smith, Brian L. Duncan and Francesco Tango, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign any and all registration statements or other filings made with the Securities and Exchange Commission or any state regulatory agency or authority applicable to the above named Trusts, and any pre- and post-effective amendments or any supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Trustee or Director or officer of the Pacholder High Yield Fund, Inc. and JPMorgan Institutional Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Powers of Attorney may be signed in one or more counterparts, each of which shall me deemed an original, but all of which together shall constitute one and the same document.

/s/ William J. Armstong

William J. Armstrong, Trustee/Director

/s/ John Finn

John Finn, Trustee/Director

/s/ Matthew Goldstein

Matthew Goldstein, Trustee/Director

/s/ Robert J. Higgins

Robert J. Higgins, Trustee/Director

/s/ Frankie D. Hughes

Frankie D. Hughes, Trustee/Director

/s/ Peter C. Marshall

Peter C. Marshall, Trustee/Director

/s/ Marilyn McCoy

Marilyn McCoy, Trustee/Director

/s/ William G. Morton, Jr.

William G. Morton, Jr. , Trustee/Director

/s/ Robert A. Oden, Jr.

Robert A. Oden, Jr. , Trustee/Director

/s/ Fergus Reid, III

Fergus Reid, III, Trustee/Director and Chairman

/s/Frederick W. Ruebeck

Frederick W. Ruebeck, Trustee/Director

/s/ James J. Schonbachler

James J. Schonbachler, Trustee/Director

/s/ Leonard M. Spalding, Jr.

Leonard M. Spalding, Jr. , Trustee/Director

Dated: May 19, 2009